Exhibit 99.1

American Cannabis Company Announces Appointment of Outside Director to Board of Directors

DENVER, CO / ACCESSWIRE / November 25, 2014 / American Cannabis Company Inc. (OTCQB: AMMJ) (the "Company" or "ACC"), an end-to-end cannabis industry consulting and management firm and provider of proprietary and preferred products, today announced the appointment of Dixie Brands CEO, Tripp Keber to its Board of Directors ("the Board"). Mr. Keber will act as an independent Director bringing his extensive industry background, expertise and reach into other business avenues. Mr. Keber's appointment underscores ACC's continued efforts to build a strong foundation that can assist its clients and ultimately driving value for its shareholders.

Mr. Keber is a pioneering force in the cannabis industry having been involved in the space since it's inception in 2009 in Colorado. He is currently involved with several businesses and also serves on several industry boards including the Marijuana Policy Project (MPP), the Council for Responsible Cannabis Regulation (CRCR) and the National Cannabis Industry Association (NCIA) where he is a founding member of the board. In his current role as CEO of Dixie Brands, Inc., Mr. Keber is focused on everything from the Dixie's overall strategy to focusing on licensing, marketing, branding and expansion efforts related to the Dixie brand both, domestically and internationally.

"As a member of ACC's Board, I look forward to assisting American Cannabis Company pursue its business goals and objectives," said Mr. Keber. "I believe strongly in ACC's business model as well as its management team, and am confident in my ability to add value and an unique perspective to their already strong foundation."

ACC's CEO Corey Hollister stated, "We are extremely pleased to have an individual of Tripp's caliber join our Board. As one of the legalized cannabis industry's earliest pioneers and successful entrepreneurs, he brings with him a tremendous amount of industry experience as well as personal relationships, which will be invaluable to our business. ACC is going to continue to build out a strong Board of Directors with experience and expertise from other industries to provide unique viewpoints for the cannabis space."

About American Cannabis Company:

American Cannabis Company ("ACC") offers end-to-end solutions to existing and aspiring participants in the cannabis industry. We utilize our industry expertise to provide business planning and market assessment services, assist state licensing procurement, create business infrastructure and operational best practices. Through our two vertically integrated businesses, American Cannabis Consulting and Trade Winds Inc., a group purchasing organization, we support our clients from concept to creation to commercialization.

For more information, please visit: www.americancannabisconsulting.com

About Dixie Brands, Inc.

Located in Denver, Colorado, Dixie Brands, Inc., (Dixie Elixirs & Edibles) through its affiliates across the country, has been formulating and producing award-winning THC-infused products since 2009. What began as a single flagship product, the Dixie Elixir (a THC-infused soda), has now expanded to over 30 different products across over 100 SKUs, representing the industry's finest edibles, tinctures, topicals and connoisseur grade extractions. To find out more about Dixie's innovative products, or about how Dixie is building the future of cannabis, please visit us at http://www.dixieelixirs.com. Remember-you must be 21 to visit our site, as cannabis products are not for those under the age of 21!

CONTACT
Dixie Elixirs and Edibles

Joe Hodas, Chief Marketing Officer

jhodas@dixieelixirs.com

303-827-6972

Forward Looking Statements:

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

CONTACT:

Trent Woloveck

Chief Operating Officer

American Cannabis Company

trent@americancannabisconsulting.com

614-271-4349

SOURCE: American Cannabis Company Inc.